Exhibit 99.1

NEWS RELEASE

Release Date:             Tuesday, December 14, 2010

Release Time:            At Market Close

Contact:                       Eric E. Stickels, Executive Vice President & CFO

Phone:                         (315) 366-3702

Oneida Financial Corp. Announces Quarterly Dividend

Oneida, NY, December 14, 2010 – Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp. (the “Company”) (Nasdaq:ONFC), today announced that the Company has declared a quarterly cash dividend of twelve cents ($0.12) per share of the Company’s common stock. The dividend is payable to stockholders of record as of December 28, 2010 and will be paid on January 11, 2011.

Oneida Financial Corp. reported total assets at September 30, 2010 of $647.9 million and stockholders’ equity of $88.9 million.  The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and financial services company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management.  Oneida Savings Bank was established in 1866 and operates eleven full-service banking offices in Madison, Oneida and Onondaga counties.